SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of Report: April 15, 1997
         Date of earliest event reported: April 1, 1997


                     American Physicians Service Group, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Texas                         0-11453                    75-1458323
----------------------       --------------------------      ------------------
      (State of                (Commission File Number)           IRS Employer
    Incorporation)                                            Identification No.



               1301 Capital of Texas Highway, Austin, Texas 78746
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              (Address of principal executive offices) (Zip Code)



                                 (512) 328-0888
                              --------------------
              (Registrant's telephone number, including area code)





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Item 2.           Acquisition or Disposition of Assets.

         Pursuant to the terms of that certain Stock Purchase and Stock Option Agreement, dated April 1, 1997 (the "Stock Purchase Agreement") between American Physicians Service Group, Inc., a Texas corporation ("APS"), and Florida Physicians Insurance Company, Inc., a Florida corporation ("FPIC"), APS agreed to sell FPIC 20% of the common stock of APS' subsidiary, APS Insurance Services, Inc. ("Insurance Services"). FPIC also received an option to purchase an additional 35% of Insurance Services common stock, which can be exercised in 1999. Insurance Services, through its subsidiary, APS Facilities Management, Inc., acts as attorney-in-fact for American Physicians Insurance Exchange, a provider of medical professional liability insurance in Texas and Arkansas.

         The purchase price payable by FPIC for the 20% interest is $2,000,000 in cash. The purchase price of the additional shares covered by the option would be 10 times the average annual net earnings of Insurance Services for 1997 and 1998. The stock purchases are subject to regulatory approvals, including the approval of the Texas Department of Insurance.

         APS, FPIC and Insurance Services also entered into a shareholders agreement (the "Shareholders Agreement") which provides that FPIC will be entitled to elect one of the four members of Insurance Services' Board of Directors and, upon exercising the option, FPIC will be entitled to cause the Insurance Services' Board to be increased to a total of five directors, three of which would be designated by FPIC and two of which would be designated by APS. The Shareholders Agreement also places certain prohibitions and conditions on the transfer of the shares of Insurance Services, allows FPIC and APS to force the other to buy or sell all of its shares of Insurance Services stock, and requires the approval of FPIC and APS for certain transactions by Insurance Services or its subsidiaries.

         Concurrently with entering into the agreements described above, American Physicians Insurance Agency, Inc. ("APIA"), a wholly owned subsidiary of Insurance Services, entered into a Managing General Agency Agreement with FPIC pursuant to which FPIC appointed APIA as its exclusive agent for the solicitation and servicing of standard medical malpractice professional liability insurance for Texas health care providers. Furthermore, FPIC entered into a Reinsurance Agreement with American Physicians Insurance Exchange pursuant to which FPIC agreed to cede to American Physicians Insurance Exchange, all of FPIC's liabilities arising from policies sold by APIA and issued by FPIC.

         The foregoing summary of the terms of the Stock Purchase Agreement, Shareholders Agreement, Managing General Agency Agreement and Reinsurance Agreement is qualified in its entirety by the terms and provisions contained in such agreements, which are filed as exhibits to this Current Report on Form 8-K.



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Item 7.           Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

         Not required.

(b)      Pro forma financial information.

         Not required.

(c)      Exhibits.

         Exhibit
         Number                        Description

         10.26 Stock Purchase and Stock Option Agreement, dated April 1, 1997, between American Physicians Service Group, Inc. and Florida Physicians Insurance Company, Inc.

         10.27 Shareholders Agreement, dated April 1, 1997 by and among APS Insurance Services, Inc., Florida Physicians Insurance Company, Inc., and American Physicians Service Group, Inc.

         10.28 Managing General Agency Agreement, dated March 27, 1997, between American Physicians Insurance Agency, Inc. and Florida Physicians Insurance Company, Inc.

         10.29 Reinsurance Agreement, dated March 27, 1997, between American Physicians Insurance Exchange and Florida Physicians Insurance Company, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN PHYSICIANS SERVICE GROUP, INC.


Date: April 15, 1997                    By:      ________________________
                                                 W.H. Hayes
                                                 Chief Financial Officer

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